Statement of Assets Acquired and Liabilities Assumed

By First Community Bank (a wholly-owned subsidiary of First Community Bancshares, Inc.)

June 8, 2012

INDEX OF FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	2
Statement of Assets Acquired and Liabilities Assumed at June 8, 2012	3
Notes to Statement of Assets Acquired and Liabilities Assumed	4

- Report of Independent Registered Public Accounting Firm -

To the Audit Committee of the Board of Directors

First Community Bancshares, Inc. and Subsidiaries

We have audited the accompanying statement of assets acquired and liabilities assumed by First Community Bank (a wholly owned subsidiary of First Community Bancshares, Inc.) pursuant to the Purchase and Assumption Agreement dated June 8, 2012. This financial statement is the responsibility of First Community Bancshares, Inc’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying statement of assets acquired and liabilities assumed referred to above is presented fairly, in all material respects, as of June 8, 2012, in conformity with accounting principles generally accepted in the United States of America.

/s/ Dixon Hughes Goodman LLP

Charlotte, North Carolina

August 22, 2012

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Statement of Assets Acquired and Liabilities Assumed

By First Community Bank (a wholly-owned subsidiary of First Community Bancshares, Inc.)

(Amounts in thousands)	June 8, 2012
Assets acquired
Cash and due from banks (1)	$44,809
Interest-bearing deposits in banks	40,140
Total cash and cash equivalents	84,949
Securities available-for-sale	59,816
Loans held for investment, net of unearned income	252,853
FDIC receivable under loss share agreements	50,691
Property, plant, and equipment, net	4,102
Other real estate owned	5,388
Interest receivable	1,363
Other assets	5,070
Total assets	$464,232

Liabilities assumed
Deposits:
Noninterest-bearing	$47,892
Interest-bearing	367,145
Total deposits	415,037
Securities sold under agreements to repurchase	20,082
FHLB advances	37,271
Other borrowings	345
Total Liabilities	$472,735

Net liabilities assumed	$8,503

(1) Includes $17.27 million transferred to the FDIC in connection with the acquisition.

See Notes to Statement of Assets Acquired and Liabilities Assumed.

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NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

Note 1. FDIC Assisted Acquisition of Certain Assets and Liabilities of Waccamaw Bank

On June 8, 2012, First Community Bank (the “Bank”), a wholly owned subsidiary of First Community Bancshares, Inc. (the “Company”), entered into a Purchase and Assumption agreement (“the Agreement”) with the Federal Deposit Insurance Corporation (the “FDIC”) substantially all of the assets and assume substantially all of the liabilities of Waccamaw Bank (“Waccamaw”), headquartered in Whiteville, North Carolina.

At acquisition, Waccamaw operated 12 locations in North Carolina and 4 locations in South Carolina. Excluding the effects of purchase accounting adjustments, the Bank acquired approximately $500.43 million in total assets, including loans of $318.32 million, and assumed $466.51 million in total liabilities, including $414.13 million in deposits. Approximately $302.74 million of acquired loans and $9.35 million of other real estate owned (“OREO”) are covered by loss sharing agreements (“covered assets”) between the FDIC and the Bank.

The assets acquired and liabilities assumed are presented at estimated fair value on the date of acquisition. The fair values of the assets acquired and liabilities assumed were determined as described in Note 2 below. These fair value estimates are considered preliminary, and are subject to change for up to one year after the closing date of the acquisition as additional information relative to closing date fair values may becomes available. The Bank and the FDIC are engaged in on-going discussions that may impact which assets and liabilities are ultimately acquired or assumed by the Bank and/or the purchase price. This audited financial statement reflects the status of these discussions as of August 22, 2012.

Pursuant to the terms of the Agreement, the Bank notified the FDIC of its election to purchase certain real estate, furniture and equipment of Waccamaw from the FDIC at their fair market value as of the acquisition date. Substantially all of the Waccamaw premises and equipment subject to the purchase option described above were leased from the FDIC on a month-to-month basis during the term of the purchase option.

The Bank also has until September 6, 2012, to notify the FDIC of its intent to assume or repudiate certain lease agreements of Waccamaw. The Bank has substantially completed the process to determine the fair value of assumed lease obligations and the impact of such has been reflected in the accompanying statement of assets acquired and liabilities assumed; however, the repudiation or assumption of these lease agreements will be finalized prior to the expiration of this option.

Note 2. Basis of Presentation

The Bank has determined that the acquisition of the net assets of Waccamaw constitutes a business combination as defined by the Financial Accounting Standards Board (“FASB”) Codification Topic 805: Business Combinations. Accordingly, the assets acquired and liabilities assumed are presented at their fair values as required by that topic. Fair values were determined based on the requirements of FASB Codification Topic 820: Fair Value Measurements and Disclosures. In many cases the determination of these fair values required management to make estimates about discount rates, future expected cash flows, market conditions, and other future events that are highly subjective in nature and subject to change. The following is a description of the methods used to determine the fair values of significant assets and liabilities.

Cash and Cash Equivalents: The carrying amount of cash and due from banks and federal funds sold/purchased is considered equal to the fair value as a result of the short-term nature of these instruments.

Investment Securities: Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair value estimates are based on observable inputs including quoted market prices for similar instruments, quoted market prices that are not in an active market or other inputs that are observable in the market. In the absence of observable inputs, fair value is estimated based on pricing models and/or discounted cash flow methodologies. The carrying value of Federal Home Loan Bank stock approximates fair value based on its redemption provisions. Investment securities are considered Level 2 under the three-tier fair value hierarchy.

Loans: The Company accounts for business combinations under FASB ASC 805 which requires the use of the acquisition method of accounting. All identifiable assets acquired, including loans, are recorded at fair value. No allowance for loan losses related to the acquired loans is recorded on the acquisition date because the fair value of the loans acquired incorporates assumptions regarding credit risk. Loans acquired are recorded at fair value in accordance with the fair value methodology prescribed in FASB ASC Topic 820, Fair Value Measurements and Disclosures, exclusive of the loss share agreements with the FDIC. The fair value estimates associated with the loans include estimates related to expected prepayments and the amount and timing of expected principal, interest, and other cash flows. Fair values are preliminary and subject to refinement for up to one year after the closing date of the acquisition as additional information regarding the closing date fair values become available.

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Acquired credit-impaired loans are accounted for under the accounting guidance for loans and debt securities acquired with deteriorated credit quality, found in FASB ASC Topic 310-30, Receivables—Loans and Debt Securities Acquired with Deteriorated Credit Quality, formerly American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) 03-3, Accounting for Certain Loans or Debt Securities Acquired in a Transfer, and initially measured at fair value, which includes estimated future credit losses expected to be incurred over the life of the loans. Loans exhibit evidence of credit deterioration when it is probable at the date of acquisition that the Company will not collect all contractually required principal and interest payments. Evidence of credit quality deterioration, as of the purchase date, may include measures such as nonaccrual status, credit scores, declines in collateral value, current loan to value percentages, and days past due. The Company considers expected prepayments and estimates the amount and timing of expected principal, interest, and other cash flows for each loan or pool of loans meeting the criteria above, and determines the excess of the loan’s scheduled contractual principal and contractual interest payments over all cash flows expected at acquisition as an amount that should not be accreted (nonaccretable difference). The remaining amount, representing the excess of the loan’s or pool’s cash flows expected to be collected over the amount deemed paid for the loan or pool of loans, is accreted into interest income over the remaining life of the loan or pool (accretable yield). The Company records a discount on these loans at acquisition to record them at their realizable cash flows. The difference between contractually required payments at acquisition and the cash flows expected to be collected at acquisition is referred to as the nonaccretable difference which is included in the carrying amount of the loans. Subsequent decreases to the expected cash flows will generally result in a provision for loan losses. Subsequent increases in cash flows result in a reversal of the provision for loan losses to the extent of prior charges, or a reversal of the nonaccretable difference with a positive impact on interest income prospectively. Further, any excess of cash flows expected at acquisition over the estimated fair value is referred to as the accretable yield and is recognized in interest income over the remaining life of the loan when there is a reasonable expectation about the amount and timing of such cash flows. In accordance with FASB ASC Topic 310-30, the Company aggregated loans that have common risk characteristics into pools within the following loan categories: construction and development, commercial and industrial, commercial real estate, consumer, home equity lines of credit, residential real estate – 1st lien, residential real estate – 2nd lien, and lines of credit. The Company is currently in the process of identifying the purchased performing and credit impaired loans from the acquisition; therefore, disclosures related to the division of the purchased loans have been omitted in this current filing.

Purchased performing loans are recorded at fair value and include credit and interest rate marks associated with acquisition accounting adjustments, as accounted for under the contractual cash flow method of accounting. The fair value adjustment is accreted as an adjustment to yield over the estimated contractual lives of the loans. There is no allowance for loan losses established at the acquisition date for acquired performing loans. A provision for loan losses is recorded for any credit deterioration in these loans subsequent to the acquisition. In accordance with GAAP, there was no carryover of previously established allowance for loan losses on acquired portfolios.

Covered OREO: OREO is recorded at fair value on a nonrecurring basis using Level 3 inputs. Real estate values are based on current and prior appraisals, estimated sales costs, and proprietary qualitative adjustments.

FDIC Loss Share Indemnification Asset: This loss sharing asset is measured separately from the related covered asset as it is not contractually embedded in the assets and is not transferable with the assets should the Bank choose to dispose of them. Fair value was estimated using projected cash flows related to the loss sharing agreements based on the expected reimbursements for losses and the applicable loss sharing percentages. These expected reimbursements do not include reimbursable amounts related to future covered expenditures. These cash flows were discounted to reflect the uncertainty of the timing and receipt of the loss sharing reimbursement from the FDIC.

Deposits and Securities Sold Under Agreements to Repurchase: The fair value of deposits without a stated maturity, including demand, interest-bearing demand, and savings deposits, is considered equal to the carrying amount which is the amount payable on demand at the reporting date. The fair value of deposits and repurchase agreements with fixed maturities and rates is estimated using discounted future cash flows that apply interest rates currently being offered on instruments with similar characteristics and maturities.

FHLB and Other Indebtedness: The determination of the fair value of FHLB and other indebtedness is based on interest rates currently available to the Company for borrowings with similar characteristics and maturities. The determination of fair value for trust preferred obligations is based on credit spreads seen in the marketplace for similar issues.

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Note 3. Investment Securities

The fair value of acquired investment securities at June 8, 2012, were as follows:

	Fair Value	Tax Equivalent Purchase Yield (1)
(Amounts in thousands)
Securities available-for-sale:
Municipal securities	2,066	5.06%
Agency mortgage-backed securities	57,750	1.18%
Total	$59,816	1.33%

(1)  Fully taxable equivalent at the rate of 35%.

The estimated fair value of available-for-sale securities by contractual maturity at June 8, 2012, is shown below. Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

(Amounts in thousands)	Fair Value
Securities available-for-sale:
Due within one year	$-
Due after one year through five years	-
Due after five years through ten years	450
Due after ten years	1,616
2,066
Agency mortgage-backed securities	57,750
Total	$59,816

Note 4. Loans

The fair value of acquired loans consisted of the following at June 8, 2012:

(Amounts in thousands)	Covered Loans	Non-covered Loans	Total Fair Value
Commercial loans
Commercial construction, development, and other land	$31,318	$661	$31,979
Commercial and industrial	7,471	3,948	11,419
Multi-family residential	3,803	-	3,803
Non-farm, non-residential	58,731	1,380	60,111
Agricultural	323	15	338
Farmland	1,362	1,211	2,573
Total commercial loans	103,008	7,215	110,223
Consumer real estate loans
Home equity lines	89,568	-	89,568
Single family owner occupied	39,427	-	39,427
Owner occupied construction	2,669	41	2,710
Total consumer real estate loans	131,664	41	131,705
Consumer and other loans
Consumer loans	4,559	6,366	10,925
Total loans acquired	$239,231	$13,622	$252,853

As of June 8, 2012, the contractual balance for covered and non-covered loans was $302.74 million and $15.58 million, respectively.

The following table presents additional information related to the purchased loans at June 8, 2012:

Total
(Amounts in thousands)
Contractually required principalpayments receivable	$329,703
Fair value of adjustments for credit, interest rate, and liquidity discounts	(76,850)
Fair value of loans receivable	$252,853

Note 5. FDIC Loss Sharing Agreement and Indemnification Asset

On June 8, 2012, the Company entered into a purchase and assumption agreement with loss share arrangements with the FDIC to purchase certain assets and assume substantially all of the customer deposits and certain liabilities of Waccamaw Bank. Under the loss share agreements, the FDIC will cover 80% of loan and foreclosed real estate losses and certain collection costs. Gains and recoveries on covered assets will offset losses, or be paid to the FDIC, at the applicable loss share percentage at the time of recovery. The loss sharing agreement applicable to single family assets, both loans and OREO, provides for FDIC loss sharing and Bank reimbursement to the FDIC for ten years. The loss share agreement applicable to commercial assets, both loans and OREO, provides for FDIC loss sharing for five years and Bank reimbursement of recoveries to the FDIC for eight years. As of the date of acquisition, we calculated the amount of such reimbursements that we expect to receive from the FDIC using the present value of anticipated cash flows from the loss sharing based on the adjustments estimated for each pool of loans and the estimated losses on foreclosed assets. In accordance with FASB ASC Topic 805, the FDIC indemnification asset was initially recorded at its fair value, and is measured separately from the loan assets and foreclosed assets because the loss sharing agreements are not contractually embedded in them or transferable with them in the event of disposal. The balance of the FDIC indemnification asset increases and decreases as the expected and actual cash flows from the covered assets fluctuate, as loans are paid off or impaired and as loans and foreclosed assets are sold. There are no contractual interest rates on this contractual receivable from the FDIC; however, a discount was recorded against the initial balance of the FDIC indemnification asset in conjunction with the fair value measurement as this receivable will be collected over the term of the loss sharing agreement. This discount will be accreted to non-interest income over future periods.

The following table summarizes and the assets covered by the loss sharing agreements, the amount amounts covered by the FDIC, and the fair value at June 8, 2012:

	Amount	Fair
	Covered	Value
(Amounts in thousands)
Loans, covered under FDIC loss share agreements	$302,735	$239,231
OREO, covered under FDIC loss share agreements	9,347	5,338
Total covered assets	$312,082	$244,569

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Note 6. Deposits

The following table summarizes the fair value of deposits assumed at June 8, 2012:

(Amounts in thousands)	Fair Value
Noninterest-bearing	$47,892
Interest-bearing:
Interest-bearing demand deposits	46,290
Money market deposits	64,552
Savings deposits	11,508
Individual retirement accounts	12,976
Certificates of deposit	231,819
Total interest-bearing	367,145
Total deposits	$415,037

Note 7. Borrowings

As of June 8, 2012, there was $35.00 million in borrowings outstanding from the FHLB. The borrowings were secured by a blanket lien on pledgable loans plus securities and cash. The advances were recorded at their estimated fair value of $37.27 million, which was derived using pricing supplied by the FHLB and includes a prepayment penalty of $2.27 million. In June 2012, the Company paid off $10.62 million, including a prepayment penalty of $1.62 million, of the advances.

As of June 8, 2012, there was $17.04 million in securities under agreement to repurchase. The borrowings were secured by mortgage-backed securities with a fair market value of $9.97 million. The borrowings were recorded at their estimated fair value of $20.08 million, which was derived using pricing supplied by the counterparty and includes a prepayment penalty of $3.04 million. In June 2012, the Company paid off $11.84 million of the repurchase agreements, including a prepayment penalty of $1.84 million, of the borrowings.

Note 8. Net Liabilities Assumed

Under the terms of the purchase and assumption agreement, the FDIC agreed to transfer to the Bank (1) certain assets subject to loss-sharing agreements at book value, (2) certain assets that are not subject to the loss-sharing agreements, (3) certain assets at fair value (4) certain liabilities at book value, and (5) certain liabilities, such as FHLB advances, at fair value. The Bank assumed undiscounted net assets of $33.92 million per the purchase and assumption agreement, before cash paid to the FDIC in connection with the acquisition of $17.27 million, and includes the asset discount bid of $15.00 million.

Details related to the transfer at June 8, 2012, are as follows:

(Amounts in thousands)
Net assets assumed per purchase and assumption agreement	$16,646
Purchase accounting adjustments:
Loans	(65,464)
FDIC indemnification asset	50,691
Other assets	(194)
OREO	(3,959)
Deposits	(912)
Securities sold under agreements to repurchase	(3,040)
FHLB advances	(2,271)
Total adjustments	(25,149)
Net liabilities assumed	$8,503

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